11K
Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The BNA 401(k) Plan
Arlington, VA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-140957) of the Bureau of National Affairs, Inc. of our report dated June 13, 2011 relating to the financial statements and supplemental schedule of The BNA 401(k) Plan appearing on this Form 11-K.

/s/ BDO USA, LLP
Bethesda, MD
June 13, 2011

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